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[CABOT MICROELECTRONICS LOGO]



PRESS RELEASE

FOR IMMEDIATE RELEASE

                                     CONTACT:
                                     William S. Johnson
                                     Vice President and Chief Financial Officer
                                     Cabot Microelectronics Corporation
                                     630/375-6631



      WILLIAM P. NOGLOWS ELECTED CHAIRMAN AND CEO OF CABOT MICROELECTRONICS
               Dr. Matthew Neville to Resign, Continue as Advisor



Aurora, IL, November 3, 2003 - Cabot Microelectronics Corporation (Nasdaq:
CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, today announced the election of William
P. Noglows as Chairman, President and Chief Executive Officer. Mr. Noglows' appointment, effective immediately, follows Dr. Matthew Neville's decision to resign from those positions and from the Board, in order to pursue other opportunities after leading the organization for the past eleven years.


Dr. Neville has directed the company's successful growth and transition from a division of a large company to an independent publicly traded entity and has been its chief executive officer since its initial public offering in 2000. He has been instrumental in strengthening and building the company's core CMP technology and market presence. Most notably, under his stewardship, the company has led the development and delivery of CMP slurry solutions to the semiconductor industry and is well positioned to capitalize on an upturn in the semiconductor sector. Dr. Neville will continue in an advisory role to Cabot Microelectronics for an extended period to contribute to a smooth transition process.


John P. Frazee, Jr., member of the Board and chairman of Cabot Microelectronics' Nominating and Corporate Governance Committee said, "It is impossible for the Board to adequately express our gratitude for Matthew's contribution to the creation, vision, growth and success of Cabot Microelectronics. He has done an outstanding job leading the company since its inception. On the occasion of his decision to resign, the Board expresses its deep appreciation for his remarkable entrepreneurial leadership and strategic vision and looks forward to his contributions to the company's success in his ongoing role as an advisor to us."

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WILLIAM P. NOGLOWS ELECTED CHAIRMAN AND CEO OF CABOT MICROELECTRONICS


Mr. Noglows previously served as an outside director to Cabot Microelectronics until 2002. He is a 23-year veteran executive of the specialty chemical industry, with an emphasis on highly engineered performance materials for the semiconductor and electronics industries. Mr. Noglows, who most recently served as executive vice president and general manager of Cabot Corporation, was one of the primary founders of Cabot Microelectronics and was responsible for identifying and encouraging the development of CMP applications for the semiconductor industry, the core Cabot Microelectronics technology. He has significant experience in meeting the demanding and high-value requirements of the global technology industry. In his most recent position, Mr. Noglows was responsible for running Cabot Corporation's $1.2 billion core particle business, which included operations in North and South America, Europe and Asia/Pacific.


Mr. Frazee stated, "Bill Noglows will provide experienced, focused executive leadership to our company, and we are delighted that he has decided to join us. He is an ideal choice for our chairman and chief executive officer, with extensive knowledge of the company and industry given his role as one of the creators of our business and service as a director until last year. Bill's broad base of experience, combined with his long-term collaborative relationship with Matthew, will allow him to hit the ground running and ensure a smooth transition. We are fortunate to have him join our company and we welcome his leadership going forward."


Mr. Noglows said, "I am very excited to be joining Cabot Microelectronics at this point in its evolution. Having been with the company at its inception, I am eager to rejoin the organization and look forward to contributing to its continued success and growth. Our focus and ongoing strategy remain clear: technology leadership through innovation, operational excellence and indisputable quality leadership as performance demands from customers increase, and an intensified focus on customers and emerging applications."


Dr. Neville said, "For those of us who have nurtured Cabot Microelectronics from the time it was simply an idea to its present position as the leader in its industry, the growth of this company is truly a remarkable story of success. Having been at the helm of this enterprise for the past eleven years, however, I feel it is time to set my own course. In the future, I want to pursue other professional opportunities and use my experience to develop and grow high-tech businesses and take on a different set of challenges. As I told the board when I informed them of my decision to resign, while I will miss working closely with a remarkable group of talented employees and valued customers and investors who have contributed to the success this company has achieved thus far, I believe this change will also benefit the company. I am committed to helping Bill, with whom I have worked and been impressed for many years, and the rest of the company's leadership continue as the innovator and leader in our industry. I believe the company is well positioned for a new phase of expansion and success."


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William P. Noglows' Biography

William P. Noglows is a 23-year veteran of the specialty chemical industry, with an emphasis on meeting the demanding requirements of the technology industry on a global basis. Mr. Noglows most recently served as an

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WILLIAM P. NOGLOWS ELECTED CHAIRMAN AND CEO OF CABOT MICROELECTRONICS


executive vice president and general manager at Cabot Corporation. While at Cabot Corporation, he was one of the primary founders of Cabot Microelectronics and was responsible for identifying and encouraging the development of the CMP application, which is the core Cabot Microelectronics technology. Following Cabot Microelectronics' initial public offering and spin-off, Mr. Noglows served as an outside director to the Company until 2002.

Mr. Noglows' track record of delivering technically advanced products as well as his other experiences in the industry have given him a broad base of knowledge encompassing R&D, new product development, manufacturing and marketing, all in a global environment.

Prior to joining Cabot Microelectronics, Mr. Noglows served in various management positions at Cabot Corporation from 1984 through 2003, culminating in overseeing the company's core $1.2 billion particle business, which included operations in North and South America, Europe and Asia/Pacific.

Mr. Noglows is a graduate of Georgia Institute of Technology, with a degree in Chemical Engineering.


ABOUT CABOT MICROELECTRONICS

Cabot Microelectronics Corp., headquartered in Aurora, Ill., is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. These products enable manufacturers of integrated circuits to make smaller, faster and more complex devices and improve their production processes. For more information about Cabot Microelectronics, visit www.cabotcmp.com or call 630-499-2600.


SAFE HARBOR STATEMENT

This news release may include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales and operating results, company and industry growth and trends, growth of this market, international events, new product introductions and development of new products and technologies by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to Our Business" in Management's Discussion and Analysis in our quarterly report on Form 10-Q for the quarter ended June 30, 2003, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, both filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking statement.

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